Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

The Bank of Kentucky Financial Corporation

Crestview Hills, Kentucky

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-37011 and 333-39322) of The Bank of Kentucky Financial Corporation of our reports dated February 18, 2005, appearing in this Annual Report on Form 10-K of The Bank of Kentucky Financial Corporation for the year ended December 31, 2004.

Crowe Chizek and Company LLC

Columbus, Ohio

March 9, 2005